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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Applied Signal Technology, Inc. 2004 Stock Incentive Plan of our report dated December 12, 2003 with respect to the consolidated financial statements of Applied Signal Technology, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
April 28, 2004

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  EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS